FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is made effective as of the 8th day of April, 2002 (the “Effective Date”) by and among REGENERATION TECHNOLOGIES, INC. (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association, (the “Bank”).

RECITALS:

WHEREAS, the Borrower is indebted to the Bank for the repayment of a certain loan from the Bank pursuant to a $2,800,000.00 Promissory Note dated March 30, 2000 (“Note No. 1”); and

WHEREAS, the Borrower is indebted to the Bank for the repayment of a certain loan from the Bank pursuant to a $16,000,000.00 Promissory Note dated April 2, 2001 (“Note No. 2”); and

WHEREAS, the Borrower is indebted to the Bank for the repayment of a certain loan from the Bank pursuant to a $10,000,000 Renewal Promissory Note payable dated April 17, 2001 (“Note No. 3”); and

WHEREAS, Note No. 1, Note No. 2 and Note No. 3 are hereafter collectively referred to as the “Notes”; and

WHEREAS, Note No. 1 was executed pursuant to the terms of a Business Loan Agreement between Borrower and the Bank dated March 30, 2000 (“Loan Agreement No. 1”); and

WHEREAS, Note No. 2 was executed pursuant to the terms of a Construction Loan Agreement between Borrower and the Bank dated April 2, 2001 (“Loan Agreement No. 2”); and

WHEREAS, Note No. 3 was executed pursuant to the terms of a Loan Agreement between Borrower and the Bank dated April 17, 2001 (“Loan Agreement No. 3”); and

WHEREAS, Loan Agreement No. 1, Loan Agreement No. 2 and Loan Agreement No. 3 are hereafter collectively referred to as the “Loan Agreements”; and

WHEREAS, the Borrower is in default by reason of the Borrower violating (x) the Debt Service Coverage Ratio and Debt Ratio covenants contained in Section 4.8 of Loan Agreement No. 2 and Section 4.08 of Loan Agreement No. 3 and (y) the financial covenants set forth in the section entitled “FINANCIAL COVENANTS AND RATIOS” in Loan Agreement No. 1 (collectively, the “Financial Covenants”); and

WHEREAS, Borrower has requested the Bank to enter into this Agreement and to forbear until September 30, 2002 from exercising its remedies under the Notes and the Loan Documents (as defined herein) executed in connection therewith;

WHEREAS, the parties have agreed to the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

FOR AND IN CONSIDERATION of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do covenant and agree as follows:

1.  Conditions.    As express conditions to the consummation of this Agreement, the following shall have occurred, all in a form and manner and in substance satisfactory to the Bank:

(a)  The Bank shall have received a fully executed copy of this Agreement on or before 12:00 p.m. April 8, 2002;

(b)  No Default or Event of Default other than the Existing Default (as defined herein) shall have occurred under the Loan Documents (as defined herein);

(c)  The Bank shall have received in form and substance satisfactory to the Bank all documents necessary to cross collateralize and cross default Note No. 1 and Note No. 2 and to cross collateralize Note No. 1 and Note No. 2 with the collateral that secures Note No. 3; and

(d)  The Bank shall have received the Amendment Fee that is due on the Effective Date.
2.  Acknowledgment of Existing Indebtedness on the Notes.    The Borrower acknowledges that as of March 28, 2002, it is liable for the obligations due under the Notes, and is indebted to the Bank for the repayment of the outstanding indebtedness due under the Notes as follows :

Note No. 1:

Principal:                $ 2,531,666.82

Interest:                  $ 6,831.98

Total:                      $ 2,538,498.80

Note No. 2:

Principal:                $ 12,789,851.09

Interest:                  $ 37,094.12

Total:                      $ 12,826,945.21

Note No. 3:

Principal:                $ 0

Interest:                  $ 0

Total:                      $ 0

In addition, Borrower acknowledges that pursuant to the Notes it is indebted to the Bank for all future accrued interest, and any costs, fees and expenses, including but not limited to reasonable attorneys’ fees incurred pursuant to the terms of the Notes.

3.  Release.    Borrower acknowledges that it has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to pay the full indebtedness outstanding under the terms of this Agreement, Note No. 1, Note No. 2, Loan Agreement Note No. 1, Loan Agreement Note No. 2, the security agreements, the mortgages, and any other documents which evidence or secure Note No. 1 and/or Note No. 2 (collectively the “Loan Documents”). In consideration for the execution of this Agreement, the Borrower hereby releases and forever discharges the Bank and all of its officers, directors, employees and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations through the date hereof of every kind and nature, both in law and in equity, known or unknown which might be asserted against the Bank.

4.  Agreements.    Subject to the satisfaction of the terms and conditions of this Agreement, Bank and Borrower agree as follows:

(a)  Provided that Borrower complies with the terms of this Agreement, Bank shall forbear from taking action with respect to the Existing Default (as defined below) until September 30, 2002 (the “Forbearance Period”).

(b)  The Notes shall be due and payable in full on September 30, 2002.

(c)  Provided that Borrower complies with the terms of this Agreement, Bank hereby waives (x) compliance with Sections 3.1(d), 3.6 and 4.2 of Loan Agreement No. 2, and the sections entitled “Affirmative Covenants, Litigation” and “NEGATIVE COVENANTS” AND “CONTINGENT LIABILITIES” in Loan Agreement No. 1, to the extent necessary to permit the Borrower to take the actions set forth in the relevant sections of Schedule A without breaching Borrower’s obligations under the Loan Documents, (y) compliance with the Financial Covenants for the periods ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002 (any breach of the Loan Documents which would otherwise occur but for the foregoing clause (x) or (y) being referred to as an “Existing Default”) and (z) any defaults or events of default under the Loan Documents arising out of the same circumstances as the Existing Defaults or which would otherwise arise under the Loan Documents (or any related swap agreements) if not for the waiver in the foregoing clause (x) and (y). This waiver is effective only for the period ending on September 30, 2002 and for the specific purpose and duration set forth herein.

(d)  During the Forbearance Period, Borrower shall promptly pay all principal and interest payments due under the Notes.

(e)  Borrower shall not be entitled to any additional advances or borrowings under the terms of the Loan Documents and Borrower’s rights, if any, to request additional advances are terminated. Borrower’s rights to borrow under Note No. 3 are terminated and Note No. 3 shall be cancelled and the Borrower shall no longer be bound by the covenants or event of default provisions of Loan Agreement No. 3.

(f)  Commencing on the Effective Date, the applicable interest rate on all Notes shall be the Prime Rate (as defined below) plus one-half of one percent (.5%). In the event all Notes are not paid in full by July 31, 2002, the applicable interest rate shall increase to the Prime Rate (as defined below) plus two percent (2%). For purposes of this Agreement, the term “Prime Rate” means the per annum rate of interest established from time to time by Bank as its prime rate, which rate may not be the lowest rate of interest charged by Bank to its customers.

(g)  Borrower shall pay Bank an amendment fee (the “Amendment Fee”) in the amount of $383,325 payable as follows:

(i)  $ 76,665 on the Effective Date;

(ii)  $ 153,330 on July 31, 2002;

(iii)  $ 76,665 on August 31, 2002; and

(iv)  $ 76,665 on September 30, 2002.

The Amendment Fee shall be fully earned at the date of this Agreement; provided that, in the event all Notes have been paid in full by July 31, 2002, the July 31, 2002, August 31, 2002 and September 30, 2002 payments will be waived. In the event all Notes have been paid in full by August 30, 2002, the August 30, 2002 and September 30, 2002 payment will be waived. In the event all Notes have been paid in full by September 30, 2002, the September 30, 2002 will be waived.

(h)  Within ten (10) days of the closing of this Agreement, Borrower shall execute and deliver to Bank such documents as are necessary to cross-collateralize and cross-default Note No. 1 and Note No. 2 and to secure Note 1 and Note 2 with all collateral that was pledged as security for Note 3. The documents to be delivered by Borrower shall include, but not be limited to, the following:

(i)  a Mortgage, securing Note 2, on the real property that currently secures Note No. 1;

(ii)  a Mortgage, securing Note 1, on the real property that currently secures Note No. 2;

(iii)  a Security Agreement and applicable UCC Financing Statements granting Bank a security interest in the personal property of Borrower that currently secures Note. No. 3 in order to secure Note No. 1 and Note No. 2.

As security for the prompt payment and performance of Borrower’s obligations under Note No. 1, Note No. 2 and the Loan Documents executed in connection therewith, Borrower hereby grants to Bank a continuing security interest in the “Collateral” as that term is defined in the Security Agreement dated April 17, 2001 between Borrower and Bank (the “Security Agreement”) that was executed in connection with Note No. 3. The security interest granted pursuant to this provision shall be governed by the terms of the Security Agreement which are incorporated herein by reference and which shall survive the cancellation and termination of Note No. 3. The term “Indebtedness” in the Security Agreement is hereby amended to include Borrower’s indebtedness under Note No. 1 and Note No. 2.

(i)  The Mortgages on the real properties granted to the Bank pursuant to subsection (h) above shall be subject in priority only to the existing liens in favor of the Bank on such real properties. The liens granted pursuant to this Agreement in the “Collateral” as referenced in subsection (h) above shall be subject in priority only to Permitted Liens (as defined in Loan Agreement No. 3). Borrower authorizes Bank to prepare and file all financing statements it deems necessary to protect and perfect its liens on collateral granted to it.

(j)  Upon the termination of the Forbearance Period, or upon an Event of Default under this Agreement, all forbearance, deferrals and indulgences granted by the Bank in this Agreement as to its rights and remedies under the Loan Documents shall automatically terminate and the Bank shall thereupon have, and shall be entitled to exercise, any and all rights and remedies which it may have under the Loan Documents, all of which rights and remedies are expressly reserved by the Bank, and all of the obligations under the Loan Documents shall become immediately and absolutely due and payable, without further notice of any kind.

(k)  Borrower shall execute such documents as Bank may request to evidence the transactions described in this Agreement. Such documents shall be in form and substance satisfactory to the Bank in its sole discretion.

5.  Default.    In addition to the Defaults (under Loan Agreement No. 2) and Events of Default (under Loan Agreement No. 1) identified in the Loan Documents, the following shall constitute an “Event of Default” under this Agreement:

(a)  any representation or warranty made herein shall prove to be false or misleading in any material respect;

(b)  any report, certificate, financial statement or other instrument furnished in connection with the Loan Documents or this Agreement shall prove to be false or misleading in any material respect; and

(c)  any default in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of this Agreement.

6.  Reaffirmation of Loan Documents.    The Borrower acknowledges and agrees to the terms of this Agreement and reaffirms all Loan Documents including but not limited to the Loan Agreements, and the Notes, which shall remain in full force and effect until payment in full of all obligations due under the Loan Documents.

7.  Representations and Warranties.    In order to induce the Bank to enter into this Agreement, Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein) as follows:

(a)  Power and Authority.    The Borrower is duly authorized to execute, deliver and perform this Agreement and all other Loan Documents and all action on their part required for the execution, delivery and performance thereof has been duly taken.

(b)  Incorporation.    Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(c)  Title to Assets.    The Borrower has good and marketable title to (or valid leasehold interests in) its property and assets reflected on financial statements and Loan Documents previously delivered to the Bank, and the Bank may rely upon the same in execution of this Agreement.

(d)  Litigation.    Except as set forth in the Borrower’s 10-K for the period ending December 31, 2001, there are no undisclosed pending or, to the best of Borrower’s knowledge, threatened orders, claims, actions, investigations or proceedings before or by any court, arbitrator or governmental or administrative body or agency, by or against the Borrower. The Borrower shall immediately notify the Bank of any material contingent liabilities which arise during the course of this Agreement.

(e)  Taxes.    Borrower has filed all income tax returns required to be filed and all taxes shown thereon have been paid to the extent such taxes have become due. No material controversy in respect to additional income taxes, state or federal, or payroll, or ad valorem, or withholding taxes is pending or to Borrower’s knowledge threatened.

(f)  No Fraudulent Intent.    Neither the execution and delivery of Agreement nor the performance of any actions required by this Agreement is being consummated by Borrower with or as a result of any actual intent by Borrower to hinder, delay or defraud any entity to which Borrower is or will hereafter become indebted.

(g)  No Untrue Statements.    Neither this Agreement nor the other Loan Documents given in connection with this Agreement contain any misrepresentation, untrue statement of fact, or omits to state any material fact necessary to make such documents not misleading.

(h)  No Violation.    The execution, delivery and performance of Agreement do not constitute a breach or violation of any law or any existing contract or agreement of Borrower.

8.  Covenants.    The Borrower covenants that for so long as any portion of the indebtedness owing by it to the Bank under the Notes remains unpaid, and unless the Bank otherwise consents in writing, it will:

(a)  Permit the Bank or any person designated by the Bank, at any reasonable time, and at Borrower’s expense, to visit and inspect any of the collateral securing the Notes, the corporate books and financial reports of Borrower and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants;

(b)  At all times pay all their taxes when and as due;

(c)  Not change the location of any of the collateral securing the Notes, its place of doing business or Chief Executive Office unless the Bank is given sixty (60) days advance written notice;

(d)  Except as permitted in the Loan Documents, not create, assume or permit any additional assignment, pledge, mortgage, security interest, encumbrance, lien or charge of any kind, upon any of the property which is security for the Notes described herein;

(e)  Except as permitted in the Loan Documents, not incur, directly or indirectly, any other indebtedness during the Forbearance Period other than in the ordinary course of business;

(f)  Except as permitted in the Loan Documents, not make any loan or advance to, or guarantee the payment or performance of any liability or obligation of, any other person, firm, corporation or other entity except for the endorsement of checks and other instruments for collection;

(g)  Except as permitted in the Loan Documents, not transfer, convey, sell or promise to transfer, convey or sell any or all of the personal property which is security for the Notes described herein; and

(h)  Pay all reasonable out of pocket costs, expenses and attorneys’ fees of the Bank in connection with the preparation, execution and delivery of the documents executed in connection with this Agreement as well as any monitoring or examination of Borrower.

9.  Effectiveness.    This Agreement shall not be effective until the satisfaction of all the conditions set forth in paragraph 1 of this Agreement and receipt by the Bank of the documents described herein each in form and substance satisfactory to the Bank.

10.  No Novation.    The Loan Documents, as amended herein, evidence in their respective parts the same indebtedness as was evidenced by the Loan Documents prior to this Agreement, and as such, this Agreement does not constitute a novation of any of the Loan Documents in any manner, which remain in full force and effect.

11.  No Waiver of Remedies.    Except as expressly provided in Sections 4(a) and 4(c) of this Agreement, the terms of this Agreement shall not act or be construed to limit or diminish the rights of the Bank to pursue its full legal remedies for the collection of the indebtedness outstanding under the Notes and the Loan Documents, including, without limitation, the right to pursue collection by foreclosure on any liens or security interests in any other collateral held by the Bank in any way permitted by law. Except as expressly modified hereby or as set forth on Schedule A hereto, the terms, conditions, representations, warranties and covenants of each of the Loan Documents as well as the recitals, representations and warranties set forth herein shall continue to remain in full force and effect and are true as if made on the date hereof.

12.  Term of Agreement.    The liens, rights, and security interests granted to the Bank shall continue in full force and effect until the final payment to the Bank of all obligations and indebtedness due the Bank by Borrower together with all interest thereon.

13.  Governing Law.    This Agreement shall be governed and interpreted according to the laws of the State of Florida.

14.  Binding Effect.    This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns. It shall not be modified or altered except in writing, and signed by the parties to be charged.

15.  Captions.    The captions of the various sections of this Agreement are included for convenience only and are not to be construed as part of this Agreement.

16.  Notice.    Any notices required to be given under this Agreement shall be deemed effective on the date mailed by U.S. First Class Mail, addressed as follows:

To the Borrower:
Regeneration Technologies, Inc.
One Innovation Drive
Alachua, Florida 32615
Attn: President

with a copy to:
Fulbright & Jaworski, LLP
666 Fifth Avenue
New York, New York 10103
Attn: Warren Nimetz

To the Bank:
Bank of America, N.A.
400 N. Ashley Drive
13th Floor
Tampa, Florida 33602

Attn: Joseph Martens

with a copy to:
Robert H. Pryor
Helms Mulliss & Wicker, PLLC
201 North Tryon Street
Post Office Box 31247
Charlotte, North Carolina 28231

17.  Bankruptcy Reinstatement.    If any consideration transferred to the Bank hereunder shall be avoided in whole or in part or otherwise forfeited or refunded to a receiver, trustee, bankruptcy estate or otherwise, or the Bank is required to pay any claim arising out of the Loan Documents or any transaction related thereto, or the Bank agrees to pay any such amount as part of a compromise or settlement of pending or threatened claims, then the indebtedness due under the Notes shall be reinstated to the extent of such repayment and Borrowers shall pay over to the Bank all such amounts.

18.  Negotiations.    This Agreement is being executed in connection with all negotiations between the parties regarding the forbearance of the Bank with respect to Borrower’s defaults under the Loan Documents (the “Loan Discussions”). All of the terms of this Agreement were negotiated at arms’ length, and the Borrower has at all times had independent counsel. This Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the other. This Agreement and the Loan Documents constitute the entire agreement between the parties with respect to the Notes, the Loan Documents and the Loan Discussions and supersedes any prior or contemporaneous oral or written representations or agreements not contained herein.
19.  Arbitration.    Notwithstanding anything to the contrary contained in the Loan Documents, the following provisions shall apply to the Loan Documents:

A.    EXCEPT AS SET OUT BELOW, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS DOCUMENT OR ANY RELATED DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT (COLLECTIVELY, “CLAIM”), SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (“J.A.M.S.”), AND THE “SPECIAL RULES” SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CLAIM IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR ANY JUDICIAL RELIEF SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

B.    SPECIAL RULES.    ANY ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWER OR ANY GUARANTOR’S DOMICILE AT THE TIME OF THE EXECUTION OF THIS DOCUMENT, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S.

WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD REASONABLE ATTORNEYS’ FEES PURSUANT TO THE TERMS OF THIS DOCUMENT.

C.    RESERVATION OF RIGHTS.    NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF ANY PARTY HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST OR SELL ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. ANY PARTY MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE OR SELL COLLATERAL OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS DOCUMENT. NONE OF THESE ACTIONS SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CLAIM OCCASIONING RESORT TO SUCH REMEDIES OR PROCEDURES.

D.    WAIVER OF CERTAIN DAMAGES.    THE PARTIES HERETO WAIVE ANY RIGHT OR REMEDY EITHER MAY HAVE AGAINST THE OTHER TO RECOVER PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF ANY CLAIM WHETHER THE CLAIM IS RESOLVED BY ARBITRATION OR BY JUDICIAL ACTION.

20.  Time of the Essence.    Time is of the essence in the payment and performance of the terms of this Agreement and the Loan Documents.
21. Counterparts.    This Agreement may be executed in one or more counterpart originals, which, taken together, shall constitute one and the same original document.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed under seal by their duly authorized officers and have duly executed this Agreement under seal, all as of the date first written above.

REGENERATION TECHNOLOGIES, INC., a Delaware Corporation

	By:	/s/ BRIAN K HUTCHISON
Witness		President and CEO

BANK OF AMERICA, N.A.

	By:	/s/ JOE MARTENS
Senior Vice President